Exhibit 99.1
Ralcorp Holdings, Inc. Investor Conference Call Announcement of Acquisitions and Earnings Guidance June 21, 2010 8:00 a.m., CDT

2 This document is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell any securities of AIPC. Ralcorp has not commenced the tender offer for the shares of AIPC common stock described in this press release. The solicitation and offer to purchase shares of AIPC common stock will only be made pursuant to a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Upon commencement of the tender offer, Ralcorp will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. In addition, AIPC will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. These documents will contain important information, including the terms and conditions of the tender offer. Investors and security holders are urged to read each of these documents and any amendments to these documents carefully when they are available prior to making any decisions with respect to the tender offer. Investors and security holders will be able to obtain free copies of these materials (when available) and other documents filed with the SEC by Ralcorp or AIPC through the web site maintained by the SEC at www.sec.gov. In addition, Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents may be obtained (when available) for free by contacting Ralcorp at 800 Market Street, Suite 2900, St. Louis, MO 63101, (314) 877-7000 and the Schedule 14D-9 may be obtained (when available) for free by contacting AIPC at 4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri 64116, (816) 584-5000. Important Information on Tender Offer

3 Forward Looking Statements This document contains certain forward-looking statements which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements could include statements with respect to the expected timing, completion and effects of the financial condition, results of operations, plans, objectives, future performance and business of Ralcorp, including statements preceded by, followed by or that include the words "believes," "projects," "targets," "should," "expects," "anticipates," "estimates," "intends," "plans," "will," "can" or similar expressions. These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties. There are a number of important factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These factors include, but are not limited to: • Our ability to effectively manage the growth from acquisitions including successfully integrating and transitioning the acquired company • Disruptions in the U.S. and global capital and credit markets. Significant increases in the costs of certain commodities, packaging or energy used to manufacture our products. • Allegations that our products cause injury or illness, product recalls and product liability claims and other litigation. • Our ability to continue to compete in our business segments and our ability to retain our market position. • Our ability to maintain a meaningful price gap between our products and those of our competitors, successfully introduce new products or successfully manage costs across all parts of the Company. • Our ability to successfully implement business strategies to reduce costs. • The loss of a significant customer. • Our ability to service our outstanding debt or obtain additional financing. • Fluctuations in the Canadian Dollar exchange rate. • The termination or expiration of current co-manufacturing agreements. • Consolidations among the retail grocery and foodservice industries. • Change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business. • Labor strikes or work stoppages by our employees. • Impairment in the carrying value of goodwill or other intangibles. • Changes in weather conditions, natural disasters and other events beyond our control. • Those factors referenced in Ralcorp's 10-K, under the heading "Risk Factors." In particular, this presentation includes Ralcorp's expected results for future periods. These expectations are based on certain important assumptions, including expectations as to the (i) rate of change in commodity prices, (ii) Ralcorp's ability to pass such costs through to its customers without meaningful impact on volumes and (iii) currency exchange rates, as well as other factors noted above. Actual results could differ materially from the expectations set out in this presentation if these assumptions are proved incorrect.

4 Call Participants Call Participant Title Kevin J. Hunt Co-Chief Executive Officer, and President David P. Skarie Co-Chief Executive Officer, and President Scott Monette Corporate Vice President, Treasurer and Corporate Development Officer Matthew J. Pudlowski Director of Business Development

5 Announcement of Agreement to Purchase American Italian Pasta Company ("AIPC")

6 Transaction Overview Tender offer: $53.00 per share in cash Funding: Combination of cash on hand, borrowings under existing credit facilities, a bridge facility or other debt or equity arrangements Anticipated Closing: Fourth fiscal quarter ending September 30, 2010 Transaction Structure: Upon completion of the transaction, AIPC will become a wholly- owned subsidiary and operate as independent division of Ralcorp Leadership: Jack Kelly, President and Chief Executive Officer, will continue to manage AIPC. The division will report to Kevin J. Hunt, Co-Chief Executive Officer and President of Ralcorp

7 About AIPC About AIPC #1 producer of dry pasta in North America #1 share of private label/store brand pasta Offers private label and regional brands A leading food service pasta provider Founded in Excelsior Springs, MO in 1988 and headquartered in Kansas City, MO Approximately 675 employees All U.S. plants vertically integrated (milling and manufacturing) Lean operations focused on top quality pasta production All manufacturing plants have adjacent distribution centers Low cost, modern facilities Manufacturing Facilities

8 AIPC Private Label and Brand Markets #1 share of private label/store brand pasta Top share in all regions except Northeast Private Label Overall Private Label Share

9 AIPC Financial Summary Revenues Gross Profit Adjusted EBITDA* Highlights Source: Company filings ($ in millions) ($ in millions) AIPC continues YOY growth trends in profit and EBITDA Consistent margin expansion This year's profit and EBITDA outpaced FY 2009 performance by end of Q2 LTM *See appendix for reconciliation of non-GAAP items ($ in millions)

10 Opportunities to Build upon AIPC's Platform AIPC Today #1 private label dry pasta manufacturer in retail and leading supplier in foodservice channel Regional Brand Portfolio Potential Growth Opportunities Internal Organic earnings growth driven by operational efficiencies, category share gains and product innovation Implement "Lean" manufacturing practices Concentrate on brands that have a strong share in their region New customer acquisition Position AIPC as retail partner of choice Product innovation Focus on health benefits of better-for-you products Focus on higher margin products External Pasta Category Entry into new pasta segments Refrigerated Frozen Organic Side dishes Private Label Leverage customer relationships and category management capabilities Foodservice and ingredients New Areas of Growth Potential Acquisitions in adjacent and complementary categories Cross marketing with other Ralcorp divisions (i.e., pasta sauces)

11 Summary Strategic Rationale Leading North American Pasta Manufacturer Complements Existing Private Label Businesses Attractive Industry Dynamics Strong Financial Profile #1 private label pasta maker AIPC's private label and regional brands have leading shares in their respective markets Lowest cost producer with vertically integrated milling, manufacturing and distribution facilities Leverage Ralcorp's grain based experience Extend into adjacent category with private label share leader Further diversifies our product array Dry pasta category is very large ($2.0 billion at retail) The dry pasta category has benefited from its status as a reliable pantry staple Industry capacity has been rationalized over time High margin business Immediately accretive acquisition Strong free cash flow profile Strong Position Significant capital requirements to build vertically integrated production and distribution facilities Exclusive retailer and leading food service relationships AIPC

12 Dry Pasta Category 52-Week Pound and Dollar Share $2 billion (+0.6% growth) Dollar 1.4 billion lbs (+2.4% growth) Pounds Source: Nielsen data as of 4/10/2010 (Data for Grocery and Mass Merchants) combined w/Walmart Homescan Data ending 4/10/10 for the trailing 52 weeks

13 Announcement of Recent Acquisitions North American Baking Ltd. ("PL") JT Bakeries Ltd. ("JT")

Overview of PL and JT PL Leading manufacturer of premium specialty crackers Private label brands for major food retailers Co-packed product for branded food companies in North America PL generates 70% of its revenue from US customers Partners with top grocery chains in North America Founded in 1991 in Ontario, Canada LTM sales: $56.7mm JT Manufactures a wide range of gourmet baked crackers in various shapes and sizes Formulations and certification abilities allow for the following offerings: Founded in 2001 in Ontario, Canada LTM sales: $38.5mm 14

15 Summary Strategic Rationale Strong, existing category knowledge Strong growth and margin profiles Expands "better-for-you" product offerings Enhances competitive positioning Immediately accretive Two "Tuck-in" Acquisitions

16 Expected Profit Contribution of Acquisitions

LTM as of 3/31/10 Revenue Breakdown + Combination Analysis ($ millions) 17

18 Pro Forma 2010 Accretion Anticipated increase in fully diluted earnings per share of at least $.50 for fiscal 2010, on a pro forma basis as if the acquisition of AIPC, as well as Ralcorp's recent acquisitions of PL and JT, had been completed as of the beginning of the fiscal year and before one-time costs associated with the AIPC transaction Accretion At least $.50

19 Earnings Guidance

20 Q3 Earnings Comparison Q3 2010 Estimate Q3 2009 Actual Approximately $1.00 $1.31

21 Questions?

Appendix

Microsoft
Ralcorp

GAAP Reconciliation Corresponding to Adjusted EBITDA Table on Slide 8

	2005	2006	2007	2008	2009	LTM
Net Income	$ (100.2)	$ (30.4)	$ 5.3	$ 19.1	$ 88.3	$ 80.0
Income Taxes	(3.7)	(2.2)	(0.2)	(2.3)	8.6	34.0
Interest Expense, net	16.2	29.5	29.4	26.2	16.5	9.6
Depreciation & Amort	25.1	24.9	23.4	24.1	25.0	24.8
Litigation settlement	14.0	-	-	-	-	-
Impairment charge to brands	88.6	1.0	-	3.7	-	-
(Gain) loss on disposition brands	-	4.7	-	-	(0.5)	-
(Gain) losses related to long-lived assets	9.8	22.3	(0.1)	1.1	1.4	1.1
Recovery from restructuring program	(0.6)	-	-	-	-	-
Professional fees related to the restatement of historical financial statements and pending legal matters	2.5	16.1	13.3	17.5	0.8	-
Professional fees related to strategy development and various strategic initiatives	-	-	-	-	3.0	3.5
Adjusted EBITDA	$51.6	$65.8	$71.2	$89.5	$143.1	$153.0

CREDIT SUISSE

Confidential / Draft
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Ralcorp Holdings, Inc. Investor Conference Call June 21, 2010 8:00 a.m., CDT